MTM TECHNOLOGIES, INC. APPOINTS STEVE STRINGER CHIEF OPERATING OFFICER AS COMPANY BUILDS OUT NATIONAL IT SERVICES ORGANIZATION

Stamford, CT - October 4, 2004 - MTM Technologies, Inc. (NASDAQ:MTMC), a leading computer and communications technology management company providing IT networking and data center services, including storage, security, messaging, and VOIP solutions, announced today that it has appointed Steve Stringer, 49, as Executive Vice President and Chief Operating Officer. MTM Technologies is moving to satisfy the need for consistent, high-value, leading edge IT services delivered to the mid-tier market, and has recently announced that it plans to build a national IT services organization focused on this important market segment. As part of its national expansion, the Company recently acquired Network Catalyst, Inc. and DataVox Technologies, Inc. to deepen its technical skills and expand geographic coverage.

In his capacity as COO, Mr. Stringer will be leading the company's day-to-day operations including overseeing and expanding the national organization across sales, marketing and practice group implementations. Mr. Stringer has over 25 years of experience in information technology. Most recently, he was Chief Executive Officer of Rhythms NetConnections, Inc., a national provider of digital subscriber line services, which operated one of the largest DSL networks in the United States, serving 60 major markets with 67,000 digital subscriber lines in service. Prior to that time, he was an executive with GE Capital IT Solutions, a world-wide provider of IT products and services, ultimately serving as its Global Chief Operating Officer with responsibility for 14,000 employees in 150 locations and 15 countries.

"As we have accelerated our growth with the recent acquisitions of Network Catalyst and DataVox Technologies, we are focused on building out our national footprint to provide our customers with broader and deeper coverage capabilities. Steve Stringer's extensive operating experience in building out large scale national organizations will be instrumental to achieving our growth objectives," explained Frank Alfano, MTM Technologies' Chief Executive Officer. "Steve's addition will help us drive operational efficiencies and integrate acquisitions, while maintaining our strategic focus and anticipating the demands of the mid-tier market," continued Mr. Alfano.

"I am looking forward to helping lead the growth of MTM Technologies as we execute on our strategy of acquiring solutions-oriented IT providers in key technology areas such as security, storage, messaging and VOIP," commented Steve Stringer. "MTM Technologies' strategy provides a solid platform to build out our National business model and will provide our employees with expanded opportunities to provide world class solutions to our current and future client base," concluded Mr. Stringer.

Howard Pavony will continue in his capacity as President of MTM Technologies and will focus on the strategic development of the Company's national practice groups. "I welcome Steve's addition to the team, and am very excited that these changes will allow me to focus 100% of my time and energy on the challenges of delivering leading edge IT solutions for our valued customers," said Howard Pavony.

ABOUT MTM TECHNOLOGIES, INC.

MTM Technologies, Inc. is a leading computer and communications technology management company providing IT networking and data center services, including storage, security, messaging and VOIP solutions. MTM Technologies' practices in Network Analysis, Network & Systems Management, Internet Services, IT Consulting, Data & Network Security, Network Infrastructure Engineering, Integrated Communications, Technology Acquisition and Deployment, Process Automation, and Enterprise LifeCycle Managed Services create a comprehensive computer and communication services suite. MTM Technologies' maintains sales, technology labs, help desk, network management operation centers, training and service facilities in Valley Cottage, New York, New York City, Connecticut, and California. MTM is an authorized reseller/partner and integrator for Microsoft, HP, Cisco Systems, Citrix, Lexmark, Intel Corp, IBM, Dell Computer, Nortel and Novell. For more information visit our web site at www.mtm.com.


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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, and other risks described in the Company's Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and the Company disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Company's expectations or future events. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

FOR MORE INFORMATION CONTACT:       John F. Kohler
                                    MTM Technologies, Inc.
                                    Phone: (845) 268-5000
                                    Fax: (845) 268-9695
                                    Email:  Investorrelations@mtm.com